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                                                                    EXHIBIT 23.1



                CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Share Option Plan of TransAlta Corporation of our report dated February 1, 2002, with respect to the consolidated financial statements of TransAlta Corporation for the years ended December 31, 2001 included in the Registration Statement (Form 40-F), filed with the Securities and Exchange Commission.


Calgary, Canada                                    [ERNST & YOUNG LLP SIGNATURE]
November 19, 2002                                          Chartered Accountants